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                    [Letterhead of Deloitte Touche Tohmatsu]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of RENAISSANCE INVESTMENT CO. LTD., we hereby consent to the incorporation of our report included in Form 10K, into the Company's previously Filed Registration Statement File No. 33-51023, and No. 55137.


/s/ Brightman, Almagor & Co.
BRIGHTMAN, ALMAGOR & CO.,
Certified Public Accountants

Dated: March 27,2000